Exhibit 99.1

Instructions to DTC for Boardwalk Bancorp, Inc.’s Warrants Due by December 28, 2006

LINWOOD, NJ – Dec 22, 2006 – Boardwalk Bancorp, Inc. (“Boardwalk”) (NASDAQ: BORD) (NASDAQ: BORDW), the parent company of Boardwalk Bank, today issued a reminder to the market that trading of Boardwalk’s warrants to purchase shares of its common stock on The Nasdaq Capital Markets will be discontinued after the close of business on December 27, 2006. In order for warrants held in a brokerage account through DTC to be properly exercised, DTC must receive the properly executed instructions by 1 p.m., Eastern Time, on December 28, 2006.

All unexercised warrants will become null and void after 5:00 p.m., Eastern Time, on January 2, 2007.

For further information contact Michael D. Devlin, CEO, Boardwalk Bank: (888) 720-2265.